Exhibit 99.1

BREEZE-EASTERN CORPORATION ANNOUNCES

SECOND AMENDMENT TO SHAREHOLDER RIGHTS PLAN

Whippany, New Jersey, October 31, 2013—Breeze-Eastern Corporation (NYSE MKT: BZC, the “Company”) today announced that it had entered into a second amendment to the Company’s shareholder rights plan (the “Rights Plan”) increasing the threshold by which the rights are triggered from 12.5% to 15%. The Rights Plan was adopted to ensure the fair treatment of all shareholders in connection with any take-over bid for the common stock of the Company. The Rights Plan seeks to provide shareholders with adequate time to properly assess a take-over bid without undue pressure. It also is intended to provide the Board of Directors with time to fully consider an unsolicited take-over bid and, if appropriate, to take requisite action to maximize shareholder value.

The second amendment to the Rights Plan was unanimously approved by the Board of Directors. It was not adopted in response to any proposal to acquire control of the Company. The Board of Directors has deemed the amendment to be in the best interests of the Company because it enables stockholders to acquire up to 15% of the Company’s outstanding shares without meaningfully diminishing the protections of the Rights Plan. In the event that the Company’s risk of an adverse take-over bid increases in the future, the Company shall assess whether further modifications to the Rights Plan are in the best interests of the Company.

Breeze-Eastern Corporation (http://www.breeze-eastern.com) is a leading global designer and manufacturer of high performance lifting and pulling devices for military and civilian aircraft, including rescue hoists, winches and cargo hooks, and weapons-lifting systems. The Company employs approximately 185 people at its facilities in Whippany, New Jersey.

Contact:

Brad Pedersen

President and Chief Executive Officer

Phone: 973-602-1001

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our future operating performance, financial results, events, trends and plans. All statements in this news release other than statements of historical facts are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to competition from other companies; changes in applicable laws, rules, and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decline or redirection of the United States government defense budget, the failure of Congress to approve a budget or continuing resolution, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government or other customers; changes in our sales strategy and product development plans; changes in the marketplace; developments in environmental proceedings that we are involved in; continued services of our executive management team; status of labor relations; competitive pricing pressures; market acceptance of our products under development; delays in the development of products; determination by us to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and other filings with the Securities and Exchange Commission. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.